EXHIBIT 99.8

USB Investment Bank [GRAPHIC OMMITTED - LOGO]


                                MARM 2004-7 Preliminary Collateral
         -------------------------------------------------------------------------------------------------------
         Pool                        1            2            3             4            5          Total:
         -------------------------------------------------------------------------------------------------------
         Total Balance           $45,228,397  $54,477,425  $183,809,803  $80,612,376  $377,088,640  $741,216,641
         Avg Balance                $403,825     $313,089      $675,771     $601,585      $313,718      $391,350
         WA Gross Rate                 3.978        5.104         4.632        4.384         5.792         5.190
         WA Net Rate                   3.603        4.801         4.275        4.062         5.440         4.842
         WA Roll                           5           34            59           58            29            39
         WA Gross Margin               1.797        2.579         2.670        2.511         2.881         2.700
         WA First Rate Cap             2.183        4.173         4.992        5.000         4.067         4.290
         WA Periodic Rate Cap          2.735        1.101         1.958        1.979         1.652         1.789
         WA Max Rate                  10.979       10.843         9.656        9.389        11.755        10.863
         WA FICO                         734          712           740          727           703           717
         WA Orig LTV                    75.1         73.3          64.3         63.1          77.0          72.0
         CA %                           30.0         47.1          88.4         48.8          46.9          56.4
         Prepay %                       24.8         36.7           3.9          7.9          47.1          30.0
         Full Doc %                     44.6         15.8           6.3          8.3          16.4          14.7
         IO %                           96.7         67.5          82.5         48.6          77.6          76.1
         WA Rem Term                     358          358           358          358           358           358
         -------------------------------------------------------------------------------------------------------


*NOTE:   This collateral is preliminary and could change prior to deal close.

UBS Securities LLC. This material has been prepared by UBS AG or an affiliate thereof (" UBS"). It has no regard to the specific investment objectives, financial situation or particular needs of any specific recipient. It is published solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. No representation or warranty, either express or implied, is provided in relation to the accuracy, completeness or reliability of the information contained herein, except with respect to information concerning UBS AG, its subsidiaries and affiliates. Opinions expressed herein are subject to change without notice and may differ or be contrary to opinions expressed by other business areas or groups of UBS as a result of using different assumptions and criteria. UBS is under no obligation to update or keep the information current. The securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. UBS, its directors, officers and employees (excluding the US broker- dealer unless specifically disclosed under required disclosures) or clients may have or have had interests or long or short positions in the securities or other financial instruments referred to herein, and may at any time make purchases and/ or sales in them as principal or agent. UBS (excluding the US broker- dealer unless specifically disclosed under Required Disclosures) may act or have acted as market- maker in the securities or other financial instruments discussed in this material. UBS may provide investment banking and other services to and/ or serve as directors of the companies referred to in this report. Neither UBS nor any of its affiliates, nor any of UBS' or any of its affiliates, directors, employees or agents accepts any liability for any loss or damage arising out of the use of all or any part of this report.